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As filed with the Securities and Exchange Commission on August 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NANOGEN, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	10398 Pacific Center Court, San Diego, CA 92121 (Address, including zip code, of Registrant's principal executive offices)	33-0489621 (I.R.S. Employer Identification Number)

Nanogen, Inc. 2002 Stock Bonus Plan
(Full title of the plan)

William Franzblau, Esq.
Vice President, Legal Affairs
10398 Pacific Center Court,
San Diego, CA 92121
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
John L. Donahue, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001, including related Series A Participating Preferred Stock Purchase Rights	250,000	$1.98	$495,000	$45.54

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        There are hereby incorporated by reference into this Registration Statement and into the Section 10(a) Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission:

  The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("the Exchange Act") (File No. 0-23541);

  2.
  The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 and June 30, 2002;

  3.
  The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on April 7, 1998; and

  4.
  The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.001 per share of the Registrant contained in Registrant's Registration Statement on Form 8-A filed November 24, 1998.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article XI of the Registrant's Restated Certificate of Incorporation (Exhibit 3.(i)(1) to the Registrant's Form 10-K for the year ended December 31, 1998)

and Article VI of the Registrant's Bylaws (Exhibit 3.(ii)1 to the Registrant's Form 10-Q for the quarter ended September 30, 2001) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law (Exhibit 10.7 to the Registrant's on Form S-1 (File No. 333-42791)).

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit Number	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR").
10.1	2002 Stock Bonus Plan(1)
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4.)

(1)
Incorporated by reference to Exhibit 10.10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

Item 9. Undertakings

        (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Nanogen, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 15th day of August, 2002.

NANOGEN, INC.
By:	/s/ HOWARD C. BIRNDORF Howard C. Birndorf Executive Chairman

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard A. Wills and William Franzblau and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to any and all amendments to the Registration Statement on Form S-8.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD C. BIRNDORF Howard C. Birndorf	Executive Chairman and Chairman of the Board of Directors (Principal Executive Officer)	August 15, 2002
/s/ GERARD A. WILLS Gerard A. Wills	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 15, 2002
Val Buonaiuto	Director	August , 2002
/s/ DAVID G. LUDVIGSON David G. Ludvigson	Director	August 15, 2002
/s/ STELIOS B. PAPADOPOULOS Stelios B. Papadopoulos	Director	August 15, 2002
/s/ ROBERT E. WHALEN Robert E. Whalen	Director	August 15, 2002
/s/ DR. VANCE R. WHITE Dr. Vance R. White	Director	August 15, 2002

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR")
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4)

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8 PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS